UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

S&W Seed Company

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201
Longmont, Colorado		80501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 506-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2023, S&W Seed Company Australia Pty Ltd (“S&W Australia”), a wholly owned subsidiary of S&W Seed Company, entered into an amended and restated finance agreement with National Australia Bank Limited (“NAB”), pursuant to which, among other things:

•
the borrowing base line credit limit under S&W Australia’s seasonal credit facility was decreased from AUD $40,000,000 (USD $25,480,000 as of October 31, 2023) to AUD $36,000,000 (USD $22,932,000 as of October 31, 2023), and the maturity date was extended from September 30, 2024 to March 31, 2025;
•
the overdraft credit limit under S&W Australia’s seasonal credit facility was increased from AUD $2,000,000 (USD $1,274,000 as of October 31, 2023) to AUD $6,000,000 (USD $3,822,000 as of October 31, 2023), and the maturity date was extended to March 31, 2024; and
•
the customer margin component of the interest rate for drawings denominated in a foreign currency was changed from 1.65% to 3.00% per annum.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03. As of November 22, 2023, AUD $712,796 (USD $454,051 as of October 31, 2023) remained available for use under S&W Australia's seasonal credit facility with NAB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date:	November 22, 2023	By:	/s/Vanessa Baughman
Vanessa Baughman Chief Financial Officer